Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Spirits Capital Corporation

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value	(1)	Other		$	$6,000,000.00	0.00014760	$885.60

Total Offering Amounts:							$6,000,000.00		885.60
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$885.60

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”) this registration statement shall also cover such indeterminate number of additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the Registrant’s outstanding shares to be offered pursuant to the applicable plan described herein.